SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under Rule 14a-12


                         CoActive Marketing Group, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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|X|  No Fee required.

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     1)  Title of each class of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4) Date Filed:

                         COACTIVE MARKETING GROUP, INC.
                                 75 Ninth Avenue
                            New York, New York 10011

                          -----------------------------

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                         -------------------------------

         The Annual Meeting of the Stockholders (the "Annual Meeting") of CoActive Marketing Group, Inc. (the "Company") will be held at the Company's principal executive offices, 75 Ninth Avenue, New York, New York 10011, at 10:00 a.m., local New York time, on September 29, 2005, to consider the following matters:

         (1) The election of nine directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

         (2) The approval of an increase in the number of shares of Common Stock available under the Company's 2002 Long-Term Incentive Plan (the "2002 Plan") from 750,000 to 1,250,000.

         (3) The approval of an increase in the number of shares of Common Stock underlying stock options granted annually to each non-employee director of the Company under the 2002 Plan from 6,875 to 10,000.

         (4) The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on August 1, 2005 as the record date for the Annual Meeting. Only stockholders of record of the Company's Common Stock at the close of business on August 1, 2005 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.

         The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

         Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

                                       By Order of the Board of Directors


                                       /s/ DONALD A. BERNARD
                                       -----------------------------------------
                                       Donald A. Bernard
                                       Secretary

August 2, 2005

                         COACTIVE MARKETING GROUP, INC.
                                 75 Ninth Avenue
                            New York, New York 10011

                         -------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 29, 2005

                     --------------------------------------


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CoActive Marketing Group, Inc., a Delaware corporation (the "Company"), for use at the 2005 Annual Meeting of Stockholders of the Company and for any adjournments or postponements thereof (the "Annual Meeting") to be held at the Company's principal executive offices, 75 Ninth Avenue, New York, New York 10011, at 10:00 a.m., local New York time, on September 29, 2005, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may vote as to the proposals described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. In the absence of instructions, shares represented by such Proxy will be voted:

         FOR the election of the nominees of the Board of Directors for Director;

         FOR the approval of an increase in the shares of Common Stock available under the Company's 2002 Long-Term Incentive Plan (the "2002 Plan") from 750,000 to 1,250,000; and

         FOR the approval of an increase in the number of shares of Common Stock underlying stock options granted annually to each non-employee director of the Company under the 2002 Plan from 6,875 to 10,000.

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their best judgment. A stockholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its principal executive offices at 75 Ninth Avenue, New York, New York 10011, either a written notice of revocation or a duly executed Proxy bearing a later date, or by attending in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy and Annual Report on Form 10-K (including financial statements) for the fiscal year ended March 31, 2005 ("Fiscal 2005"), are being sent to stockholders on or about August 2, 2005.

                                VOTING SECURITIES

         August 1, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, the Company had outstanding 6,261,690 shares of Common Stock, $.001 par value, excluding treasury shares. The presence, in person or by proxy, of stockholders entitled to cast a majority of votes which stockholders are entitled to cast on a particular matter at the Annual Meeting will constitute a quorum for the Annual Meeting. Holders of Common Stock are entitled to one vote for each share owned upon all matters to be considered at the Annual Meeting. Under Delaware law, abstentions and broker non-votes are treated as present for the purpose of determining a quorum present at the Annual Meeting; however, broker non-votes will be considered not to represent voting power present at the Annual Meeting, while abstentions will be considered to represent voting power present at the Annual Meeting.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote on the election of Directors. Votes withheld from the election of directors are excluded entirely from the vote and will have no effect. There is no cumulative voting in the election of Directors.

         The vote required to approve the amendments to the 2002 Plan is a majority of the shares represented in person or by proxy at the Annual Meeting entitled to vote. Accordingly, broker non-votes will have no effect on these proposals and abstentions will have the effect of negative votes with respect to these proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 18, 2005 with respect to stock ownership of (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's outstanding Common Stock, (ii) each of the Directors and nominees of the Company and the Company's executive officers named in the summary compensation table, and (iii) the Company's Directors and executive officers as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

                                                                         Amount and Nature              Percent
           Name and Address of Beneficial Owner                      of Beneficial Ownership(1)       of Class(1)
           ------------------------------------                      -------------------------        ----------
(i)        Beneficial Owners of More Than 5% of the Common
           Stock (Other Than Directors, Nominees and Executive
           Officers)

           OG Holding Corporation Liquidation Trust                           325,698(2)                    5.2%
           9745 Mangham Drive
           Cincinnati, OH 45215
(ii)       Directors, Nominees and Executive Officers

           John P. Benfield                                                   765,278(3)                   11.4%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

                                                                         Amount and Nature              Percent
           Name and Address of Beneficial Owner                      of Beneficial Ownership(1)       of Class(1)
           ------------------------------------                      -------------------------        ----------
           Donald A. Bernard                                                  742,748(4)                   11.1%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           Paul A. Amershadian                                                726,248(5)                   10.9%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           Thomas E. Lachenman                                                473,198(6)                    7.5%
           c/o Optimum Group LLC
           9745 Mangham Drive
           Cincinnati, OH  45215

           Brian Murphy                                                       637,500(7)                    9.8%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           Herbert M. Gardner                                                 191,909(8)                    3.0%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           John A. Ward, III                                                  130,750(9)                    2.1%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           James H. Feeney                                                          0                         *
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           Marc C. Particelli                                                       0                         *
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

(iii)      All Directors and Executive Officers as a Group                  3,667,631(3)(4)(5)(6)          45.8%
           (9 persons)                                                               (7)(8)(9)

*        Less than 1%.

(1) All information was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

(2) Represents shares of Common Stock registered in the name of OG Holding Corporation Liquidation Trust. Mr. Lachenman, President of the Company's wholly-owned subsidiary Optimum Group ("Optimum") until May 31, 1999 and a Director of the Company, is the trustee of OG Holding Corporation Liquidation Trust and owns the entire interest of the trust in the shares of Common Stock held by the trust.

(3) Includes 425,000 shares of Common Stock issuable upon exercise of immediately exercisable options and 34,121 shares of Common Stock issuable upon exercise of immediately exercisable warrants.

(4) Includes 425,000 shares of Common Stock issuable upon exercise of immediately exercisable options and 34,121 shares of Common Stock issuable upon exercise of immediately exercisable warrants.

(5) Includes 410,000 shares of Common Stock issuable upon exercise of immediately exercisable options and 34,121 shares of Common Stock issuable upon exercise of immediately exercisable warrants. Also includes 282,127 shares of Common Stock pledged to the Company as security for loans from the Company in the aggregate principal amount of $550,000. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(6) Includes 37,500 shares of Common Stock issuable upon exercise of immediately exercisable options and 325,698 shares of Common Stock registered in the name of OG Holding Corporation Liquidation Trust. Mr. Lachenman is the trustee of OG Holding Corporation Liquidation Trust and owns the entire interest of the trust in the shares of Common Stock held by the trust.

(7) Includes 237,500 shares of Common Stock issuable upon exercise of immediately exercisable options.

(8) Includes 40,766 shares of Common Stock issuable upon exercise of immediately exercisable warrants, 58,125 shares of Common Stock issuable upon exercise of immediately exercisable options, and 46,299 shares of Common Stock held in individual retirement accounts for the benefit of Mr. Gardner. Excludes (i) 23,766 shares of Common Stock held by Mr. Gardner's wife, as to which Mr. Gardner disclaims any beneficial interest, and (ii) 4,755 shares of Common Stock owned by the Gardner Family Foundation, a charitable organization, of which Mr. Gardner is President and a board member.

(9) Includes 13,750 shares of Common Stock issuable upon exercise of immediately exercisable options.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         A Board of nine Directors of the Company is to be elected at the Annual Meeting, each to serve, subject to the provisions of the Company's By-Laws, until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. It is management's recommendation that the accompanying form of Proxy be voted FOR the election as Director of the nine persons named below, all of whom are currently Directors of the Company. The Board of Directors believes that the nominees named below are willing to serve as Directors. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

         The following table sets forth information with respect to each nominee for Director of the Company, all of whom are currently serving as Directors of the Company.

Paul A. Amershadian                         Executive Vice President-Marketing
Age: 57                                     and Sales and Treasurer of the
Director from May 1996 to                   Company since September 29, 1995.
September 28, 2004, and
since February 2, 2005

John P. Benfield                            President and Chief Executive
Age: 54                                     Officer of the Company since
Director since September 1995               September 29, 1995; Chairman of the
                                            Board of the Company since October
                                            16, 1996.

Donald A. Bernard                           Executive Vice President and Chief
Age: 72                                     Financial Officer of the Company
Director since September 1995               since September 29, 1995; Secretary
                                            of the Company since September 16,
                                            1997.

James H. Feeney                             Partner of O'Neill Lifton
Age: 66                                     Huffstetler Feeney & Barry, a
Director since July 2004                    venture marketing, creative
                                            development firm, since May 1, 2003,
                                            and principal of The Feeney Group,
                                            LLC, an advertising and marketing
                                            consulting firm working with
                                            companies in developing strategic
                                            positioning, since October 2000.
                                            Prior thereto, from March 1996, was
                                            President and CEO of Trone
                                            Advertising Inc., an advertising
                                            agency. Mr. Feeney was President and
                                            Chairman of the Executive Committee
                                            of Albert Frank-Guenther Law, a 125
                                            year old Wall Street based financial
                                            service agency from 1993 to 1996.
                                            Prior to AFGL, Mr. Feeney spent 13
                                            years as Executive Vice President of
                                            Ally&Gargano where he led the launch
                                            team at the Agency for MCI for 6
                                            years. He was at The Ted Bates
                                            Agency for 12 years where he was
                                            Managing Director, Senior Vice
                                            President.

Herbert M. Gardner                          Executive Vice President,
Age: 65                                     Barrett-Gardner Associates, Inc., an
Director since May 1997                     investment and merchant banking
                                            firm, since October 2002. Prior
                                            thereto, Senior Vice President of
                                            Janney Montgomery Scott LLC, an
                                            investment banking firm, since 1978.
                                            Presently serves as Chairman of the
                                            Board of Directors of Supreme
                                            Industries, Inc. and as a director
                                            of Chase Packaging Corp., Nu
                                            Horizons Electronics Corp., TGC
                                            Industries, Inc. and Rumson Fair
                                            Haven Bank and Trust Company.

Thomas E. Lachenman                         Retired; President of Optimum Group,
Age: 54                                     a wholly-owned subsidiary of the
Director since March 1998                   Company, from March 31, 1998 until
                                            May 31, 1999, and of such company's
                                            predecessor from 1973 through March
                                            31, 1998.

Brian Murphy                                Chief Executive Officer of U.S.
Age: 48                                     Concepts, a wholly-owned subsidiary
Director since December 1998                of the Company, since December 29,
                                            1998, and until January 6, 2000,
                                            President of such company, and
                                            President of predecessor of U.S.
                                            Concepts from 1992 through December
                                            29, 1998. In addition, from May 1,
                                            2000 until January 2001, Chief
                                            Executive Officer of iCast Comedy
                                            Corporation, an Internet-based
                                            content provider, and from January
                                            2001 to August 2002, Chief Executive
                                            Officer of Comedy Lab Productions,
                                            Inc., a successor to a portion of
                                            iCast's business.

Marc C. Particelli                          Chief Executive Officer of Modem
Age: 60                                     Media, an interactive marketing
Director since February 2005                services firm, from January 1991
                                            until its acquisition by Digitas
                                            Inc. in October 2004. Prior thereto,
                                            Mr. Particelli was a partner at Oak
                                            Hill Capital Management, a private
                                            equity investment firm, and managing
                                            director at Odyssey Partners L.P., a
                                            hedge fund. Prior to entering the
                                            private equity business, Mr.
                                            Particelli spent 20 years with Booz
                                            Allen & Hamilton where he helped
                                            create the Marketing Industries
                                            Practice and led its expansion
                                            across Europe, Asia and South
                                            America. Presently serves as an
                                            advisor to Booz Allen and Hamilton
                                            and several private equity firms, as
                                            a director of EPANA, a private
                                            telecommunications company serving
                                            the Hispanic market, and as a member
                                            of the advisory Board of Vertis, a
                                            private direct marketing and
                                            data-base management firm.

John A. Ward, III                           Retired; Chairman and Chief
Age: 59                                     Executive Officer of American
Director since July 2002                    Express Bank, from January 1996
                                            until September 2000, and President
                                            of Travelers Cheque Group from April
                                            1997 until September 2000. Mr. Ward
                                            joined American Express following a
                                            27-year career at Chase Manhattan
                                            Bank, during which he held various
                                            senior posts in the United States,
                                            Europe and Japan. His last position
                                            at Chase was that of Chief Executive
                                            Officer of ChaseBankCard Services,
                                            which he held from 1993 until 1995.
                                            Presently serves as the
                                            non-executive Chairman of the Board
                                            of Doral Financial Corporation, and
                                            as a director of Rewards Network
                                            Inc., Innovative Card Technologies
                                            Inc. and Primus Guaranty, Ltd.

         Brian Murphy was named a Director on December 29, 1998, immediately following the Company's acquisition of U.S. Concepts. The agreements entered into with respect to the acquisition require the Company to use its reasonable best efforts to nominate and elect Mr. Murphy as a director of the Company for so long as Mr. Murphy remains an employee of U.S. Concepts or any affiliate of the Company.

Director Independence

         The Board of Directors has determined that each of the following directors is an "independent director" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (the "NASD listing standards"): Herbert M. Gardner, Thomas E. Lachenman, James H. Feeney, John A. Ward, III and Marc C. Particelli. The Board of Directors has also determined that each of the members of the three Board committees listed below meets the independence requirements applicable to those committees prescribed by the NASD listing standards and the Securities and Exchange Commission, as currently in effect.

Committees of the Board of Directors

         The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee. The primary responsibilities of each of these committees and their members are listed below.

Audit Committee

         The Audit Committee is currently composed of Herbert M. Gardner (Chairman), Marc. C. Particelli and James H. Feeney. John A. Ward, III was a member of the Audit Committee during Fiscal 2005 and resigned from the Committee on July 16, 2005 following his appointment to serve as the non-executive Chairman of the Board of Doral Financial Corporation. Mr. Particelli was then appointed to serve on the Audit Committee as Mr. Ward's replacement. The Audit Committee oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. The Board of Directors has determined that Herbert M. Gardner is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K.

         The Audit Committee operates pursuant to a charter which has been duly adopted by the Board of Directors. A copy of the charter can be viewed on the Company's website at http://www.coactivemarketing.com.

Compensation Committee

         The Compensation Committee, composed of John A. Ward, III (Chairman), Herbert M. Gardner, Thomas E. Lachenman and James H. Feeney, is responsible for determining the compensation packages of the Company's executives. The Company, on behalf of the Compensation Committee, from time to time retains the services of an outside compensation consultant to review and make recommendations with regard to executive compensation. The Compensation Committee is also responsible for the administration of the Company's 2002 Long-Term Incentive Plan and 2002 Management Bonus Plan, and from time to time approves potential levels of contribution to the Company's 401(k) plan.

Nominating Committee

         The Nominating Committee, composed of James H. Feeney (Chairman), Herbert M. Gardner, Thomas E. Lachenman and John A. Ward, III, is responsible for, among other things, identifying individuals qualified to become Board members, and recommending to the Board individuals for nomination as members of the Board. The Nominating Committee operates pursuant to a charter which can be viewed on the Company's website at http://www.coactivemarketing.com

         The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrating excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee will consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee will review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards, applicable Securities and Exchange Commission rules and regulations and the advice of counsel, if necessary. The Committee will use the Board's and management's network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee will meet to discuss and consider such candidates' qualifications and selects a nominee by majority vote.

         The Nominating Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 75 Ninth Avenue, New York, New York 10011, not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company's stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

         Stockholders who wish to nominate a person for election as a director (as opposed to making a recommendation to the Nominating Committee) must follow the procedures described in Section 3.13 of the Company's by-laws.

Attendance at Board and Committee Meetings

         During Fiscal 2005, the Board of Directors held six meetings and acted by unanimous written consent twice, the Audit Committee held four meetings, the Nominating Committee held one meeting, and the Compensation Committee acted by unanimous written consent once. Each director attended or participated in 75% or more of the meetings of the Board of Directors and the meetings held by all committees of the Board of Directors on which such director served, during Fiscal 2005.

         It is the Company's policy to encourage each director to attend the annual meeting of stockholders. The Board of Directors generally schedules a meeting on the day of the annual meeting of stockholders and directors therefore typically attend the annual meeting of stockholders. All of the Company's directors then in office were present at the 2004 Annual Meeting of Stockholders held on September 28, 2004.

Stockholder Communication with the Board of Directors

         Stockholders may send communications to the Board of Directors as a whole, any Committee or group of directors or a single director. Such communications may be sent to the Board of Directors (or a Committee, group or member thereof), c/o Corporate Secretary, 75 Ninth Avenue, New York, New York 10011. The Secretary will receive the correspondence and, unless such communications are irrelevant or inappropriate (such as advertisements and hostile communications) will forward it to the entire Board of Directors or to any individual director or group or Committee of directors to whom the communication is directed, as appropriate.

Code of Conduct

         The Company maintains a Code of Conduct that is applicable to all of the Company's and its subsidiaries' employees, including the Company's Chief Executive Officer and Chief Financial Officer. The Code of Conduct, which satisfies the requirements of a "code of ethics" under applicable Securities and Exchange Commission rules, contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, including the Company's internal controls, the quality of its financial reporting and the independence and performance of the Company's independent certified public accountants.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent certified public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discuss with management any issues that they believe should be raised with management.

         The Audit Committee reviewed the Company's audited financial statements for Fiscal 2005 which were included in the Company's Annual Report on Form 10-K for Fiscal 2005, and met with both management and BDO Seidman, LLP ("BDO"), the Company's independent certified public accountants, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

         The Audit Committee has received from BDO the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with BDO their independence from the Company and its management. The Audit Committee also discussed with BDO any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements for Fiscal 2005 be included in the Company's Annual Report on Form 10-K for Fiscal 2005 for filing with the Securities and Exchange Commission.

         Herbert M. Gardner
         John A. Ward, III
         James H. Feeney

Compensation of Directors

         For Fiscal 2005, each non-employee Director received an annual stipend equal to $15,000 per annum, a fee of $1,500 per Board meeting attended and a fee of $750 per Committee meeting attended. The annual stipend was increased to $20,000 for the fiscal year that commenced April 1, 2005. All Directors are reimbursed for reasonable travel expenses incurred in connection with attending Board meetings.

         In addition, pursuant to the Company's 2002 Plan, each of the Company's non-employee Directors is granted an option to purchase 6,875 shares of Common Stock on April 30 of each year, exercisable at the fair market value of the shares of Common Stock on the date of grant. Each such option becomes exercisable as to 3,438 of the shares covered thereby on the date of grant and as to the remaining 3,437 shares on the first anniversary of the date of grant. The Board has approved an amendment to the 2002 Plan retroactive to April 30, 2005, subject to stockholder approval, under which the shares subject to the options granted to non-employee Directors each year would be increased to 10,000.

Compensation Committee Interlocks and Insider Participation

         During Fiscal 2005, Thomas E. Lachenman was a member of the Company's Compensation Committee. In connection with the Company's acquisition of Optimum, the Company entered into an agreement with Mr. Lachenman, the former owner of Optimum, for the lease of the Cincinnati principal office of Optimum. The lease provides for annual rental payments, currently at $160,000, adjusted annually based upon changes in the local consumer price index. The lease expires in December 2010.

                               EXECUTIVE OFFICERS

         John P. Benfield, Donald A. Bernard, Paul A. Amershadian and Brian Murphy are the current executive officers of the Company and its subsidiaries. Each of Messrs. Benfield, Bernard and Amershadian has an employment contract with the Company for a term of office expiring on March 31, 2006. Mr. Murphy has an employment contract with U.S. Concepts for a term of office expiring on March 31, 2006. In addition, Mr. Bernard has entered into an employment agreement with the Company which will be effective for the three-year period commencing April 1, 2006. Additional information regarding those individuals and their agreements with the Company is provided above in "Election of Directors" and below in "Executive Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid to the Company's Chief Executive Officer and to each of the other executive officers of the Company whose compensation exceeded $100,000 during Fiscal 2005 (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                                 Annual Compensation         Long-Term Compensation
                                            ---------------------------   -----------------------------
                                                                           Securities
                                                                           Underlying       All Other
Name and                           Fiscal                                    Options        / Compen-
Principal Position                  Year      Salary($)       Bonus($)       SARs(#)        sation($)
------------------------------     ------   ------------   ------------   ------------   --------------
John P. Benfield                    2005    $    292,708   $          0           --     $      5,125(1)
President and Chief Executive       2004    $    300,000   $          0         70,000   $      5,000(1)
Officer and Director                2003    $    275,000   $          0           --     $      8,500(1)

Donald A. Bernard                   2005    $    292,708   $          0           --     $      5,000(1)
Executive Vice President and        2004    $    300,000   $          0         70,000   $      5,000(1)
Chief Financial Officer and         2003    $    275,000   $          0           --     $      8,500(1)
Director

Paul A. Amershadian                 2005    $    292,708   $          0           --     $          0
Executive Vice President -          2004    $    300,000   $          0         70,000   $      5,000(1)
Marketing and Sales and             2003    $    275,000   $          0           --     $      8,000(1)
Director

Brian Murphy                        2005    $    300,000   $          0           --     $      5,125(1)
Chief Executive Officer - U.S.      2004    $    350,000   $          0           --     $      5,150(1)
Concepts LLC and Director           2003    $    283,333   $     36,024(2)     195,000   $      5,550(1)

(1) Represents executive's share of Company's matching contribution to Company's 401(k) Retirement Plan.

(2) Represents bonus paid under Mr. Murphy's employment agreement with U.S. Concepts.

Stock Options

         The following table sets forth certain information concerning stock options exercised by the Named Executive Officers during Fiscal 2005 and unexercised stock options held by such individuals at the end of Fiscal 2005. No stock options were granted to any of the Named Executive Officers during Fiscal 2005.

Aggregated Option Exercises in Fiscal 2005 and FY-End Option Values

                                                                                        Value of
                                                                   Number of           Unexercised
                                                                  Unexercised         In-the-Money
                                                                  Options at           Options at
                                                                    Fiscal              Fiscal
                                 Shares                            Year End (#)        Year End ($)
                                Acquired          Value          Exercisable/        Exercisable/
Name                          on Exercise (#)   Realized ($)     Unexercisable      Unexercisable (1)
----                          ---------------   ------------     --------------     -----------------
John P. Benfield                      --               --          459,121/0           $679,032/$0
Donald A. Bernard                     --               --          459,121/0           $679,032/$0
Paul A. Amershadian               15,000          $36,900          444,121/0           $641,532/$0
Brian Murphy                          --               --          237,500/0           $285,000/$0


(1) The value has been determined based on the average trading price on March 31, 2005, which was $3.70.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The Board of Directors believes that increasing the value of the Company to its stockholders is the Board of Directors' most important objective and should be the key measure of management performance. The Board of Directors also believes that executive compensation should be objectively determined. For this reason, the Compensation Committee, which is made up of Directors who are not employees of the Company, is responsible for determining the compensation packages of the Company's executives. The Company on behalf of the Compensation Committee, from time to time, retains the services of an outside compensation consultant to review and make recommendations with regard to the Company's executive compensation programs. The Compensation Committee also approves the potential levels of contribution to the Company's 401(k) plan.

         The Compensation Committee's role in determining the compensation of the executives of the Company is to assure that the Company's compensation strategy is aligned with the Board of Directors' overall objective and that executive compensation is structured to provide fair, reasonable and competitive base salary levels and the opportunity for the executives to earn incentive compensation reflecting both the Company's and the individual's performance.

         The compensation for Fiscal 2005 for the Company's Chief Executive Officer and other executive officers consisted of base salary. Base salaries are established by the employment agreements for each person within the executive group, subject to annual adjustment by the Compensation Committee. Factors considered in establishing salaries include the responsibilities of the position, compensation of executives in companies of similar size or in the same industry, external market conditions and financial performance of the Company.

         Incentive compensation awards, payable in cash bonuses and stock options, and salary increases may be awarded in recognition of the Company's financial performance. During Fiscal 2005, the Named Executive Officers were not awarded any bonuses.

         In July 2002, upon the recommendation of the Compensation Committee, the Company adopted the 2002 Management Bonus Plan (the "Bonus Plan") to incentivize management. Prior to adoption, the Bonus Plan was reviewed on behalf of the Company's Compensation Committee and Board of Directors by an outside compensation consultant who advocated the adoption of the Bonus Plan. Under the Bonus Plan, the Company establishes a pool after each fiscal year of the Company equal to 30% of the amount by which the Company's pre-tax earnings in such fiscal year exceeds 20% of the Company's average outstanding equity during such year, provided that such pool cannot exceed 15% of the Company's pre-tax earnings in such year. Pursuant to the terms of the Bonus Plan, 60% of the pool (if any) is required to be distributed to certain officers of the Company (including the Named Executive Officers) and the remaining 40% is distributed in the discretion of the Company. No employee may receive a bonus under the Bonus Plan in excess of his base salary with respect to any year. No bonuses were payable under the Bonus Plan during or with respect to Fiscal 2005.

         Effective June 15, 2004, following discussions between members of the Compensation Committee and Messrs. Benfield, Bernard and Amershadian, and in light on the Company's performance in Fiscal 2004, each of Messrs. Benfield, Bernard and Amershadian agreed to a temporary reduction in their annual base salary from $300,000 to $275,000 until such time as the Company generates positive net income for two consecutive fiscal quarters. Effective September 30, 2004, following the Company's return to profitability, the annual base salary for Messrs. Benfield, Bernard and Amershadian was restored to $300,000.

                  Herbert M. Gardner
                  James H. Feeney
                  Thomas E. Lachenman
                  John A. Ward, III

Executive Employment Contracts, Termination of
Employment and Change-in-Control Arrangements
---------------------------------------------

         Pursuant to employment agreements, dated September 29, 1995 and amended on May 2, 1997, March 24, 1998, November 14, 2001 and June 17, 2003, the Company employs Messrs. Benfield, Bernard and Amershadian as President, Executive Vice President and Chief Financial Officer, and Executive Vice President - Marketing and Sales, respectively. Each agreement, as amended, currently provides for a base salary of $300,000 and payment of such bonuses or additional compensation as the Board of Directors may determine in its sole discretion. The term of each agreement expires on March 31, 2006 (unless sooner terminated for cause, disability or incapacity) and automatically renews for additional one-year terms unless terminated by either party thereto upon at least sixty days notice before the expiration of the then current term. Each of Messrs. Benfield, Bernard and Amershadian are also entitled to participate in the Company's Management Bonus Plan described above.

         In July 2005, Mr. Bernard entered into an additional employment agreement with the Company that will be effective for the three-year period commencing April 1, 2006. Pursuant to this agreement, effective April 1, 2006, Mr. Bernard will resign as a director and executive officer of the Company, his salary will be reduced to $100,000 per annum, he will be required to devote no more than 10 working days per month to the performance of services on behalf of the Company, and he will no longer be eligible to participate in the Company's bonus and stock option plans. The agreement is not subject to renewal.

         Pursuant to an employment agreement, dated December 29, 1998 and amended July 1, 2002, the Company's subsidiary, U.S. Concepts, employs Mr. Murphy as President and Chief Executive Officer. The agreement currently provides for a base salary of $300,000, with increases in the annual base salary in the event U.S. Concepts' pre-tax earnings exceed certain annually established thresholds. Mr. Murphy is also entitled to participate in the Company's Management Bonus Plan described above.

         The term of Mr. Murphy's employment agreement expires on March 31, 2006 (unless sooner terminated for cause) but the term of the agreement automatically continues thereafter unless terminated by either party thereto upon at least ninety days notice of termination effective on or after March 31, 2006.

         Each employment agreement prohibits the executive officer that is a party thereto from competing with the Company or inducing or attempting to influence any employee of the Company or any subsidiary to terminate his employment with the Company or any subsidiary during the term of the agreement and for a period of two years after the termination of the officer's employment with the Company, in the case of Messrs. Benfield, Bernard and Amershadian, and 18 months after the termination of the officer's employment with U.S. Concepts or any of its affiliates, in the case of Mr. Murphy. Each agreement also prohibits the executive officer from disclosing certain confidential information of the Company.

         The employment agreements with each of Messrs. Benfield, Bernard and Amershadian (other than Mr. Bernard's employment agreement to be effective April 1, 2006), provide that if the officer's employment is terminated due to (i) the sale or transfer of a majority of the Company's outstanding capital stock, property or business assets, (ii) the consolidation or merger of the Company into or with another entity where the Company is not the surviving entity, or
(iii) certain specified changes in the identity of the Board of Directors, the Company must make a lump sum cash payment to the executive officer in a maximum amount equal to two times the executive officer's then annual base salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Paul Amershadian

         The Company has made loans to Paul A. Amershadian, a director of the Company and its Executive Vice President-Marketing and Sales, aggregating $550,000, which are evidenced by an Amended and Restated Promissory Note dated May 24, 2001. The Amended and Restated Promissory Note provides for payment of interest at a floating rate equal to the highest rate at which the Company pays interest on its bank borrowings (6.25% at March 31, 2005), monthly payments of one-half of the interest that accrued over the previous month, payment of remaining accrued interest and principal from one-half of the after-tax amount, if any, of bonuses paid to Mr. Amershadian by the Company, and payment of the remaining balance of principal and accrued interest on May 24, 2006. To date, Mr. Amershadian has not made any of the required monthly interest payments under the Amended and Restated Note. At March 31, 2005, accrued and unpaid interest on these loans amounted to $239,000, of which, $60,000 was past due and owing. The loans are secured by (i) a first lien and security interest in the 282,127 shares of Common Stock owned by Mr. Amershadian, (ii) a second mortgage on Mr. Amershadian's home and (iii) collateral assignments of $550,000 of life insurance policies.

Lease of Optimum Office

         In connection with the Company's acquisition of Optimum, the Company entered into an agreement with Thomas Lachenman, a director of the Company and former owner of Optimum, for the lease of the Cincinnati principal office of Optimum, which is owned by Mr. Lachenman. The agreement provides for annual rental payments, currently $160,000, adjusted annually based upon changes in the local consumer price index. The lease expires in December 2010.

                                 PROPOSAL NO. 2
                    APPROVAL OF AN INCREASE IN THE SHARES OF
         COMMON STOCK AVAILABLE UNDER THE 2002 LONG-TERM INCENTIVE PLAN
                            FROM 750,000 TO 1,250,000

         The Board of Directors has adopted an amendment to the 2002 Plan, increasing the number of shares of Common Stock available for the grant of options and other awards under the Plan from 750,000 to 1,250,000, subject to stockholder approval.

         The Company is currently authorized to issue up to 750,000 shares of Common Stock upon exercise of options and other awards granted under the 2002 Plan. As of July 28, 2005, there were options outstanding under the 2002 Plan to purchase 737,500 shares of Common Stock, and 12,500 shares available for grants of future awards under the 2002 Plan. The Company believes that in order to successfully attract and retain the best possible employees and directors, the Company must continue to offer a competitive equity incentive program.

         The essential features of the 2002 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2002 Plan, as amended by the amendment proposed in this Proxy Statement, which is included as Exhibit A to this Proxy Statement.

         At the Meeting, the Company's shareholders will be asked to approve the amendment to the 2002 Plan increasing the number of shares of Common Stock available for issuance of awards thereunder to 1,250,000. Approval of the amendment requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting. The Board recommends a vote FOR the proposal to approve an increase in the shares of common stock available under the 2002 long-term incentive plan from 750,000 to 1,250,000.

                                 PROPOSAL NO. 3
         APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK UNDERLYING STOCK OPTIONS GRANTED ANNUALLY TO EACH NON-EMPLOYEE
        DIRECTOR OF THE COMPANY UNDER THE 2002 PLAN FROM 6,875 TO 10,000

         The Board of Directors has adopted an additional amendment to the 2002 Plan, increasing the number of shares of Common Stock underlying stock options granted annually on April 30 of each year to each non-employee director of the Company under the 2002 Plan from 6,875 to 10,000. The amendment is subject to stockholder approval, as well as stockholder approval of Proposal No. 2 above increasing the number of shares available for issuance under the 2002 Plan to 1,250,000. The amendment would be retroactive to April 30, 2005, so that if approved, each of the five non-employee directors of the Company would be the holder of an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $3.39 (the fair market value of the Common Stock on April 30, 2005), with each such option exercisable immediately with respect to 5,000 of the shares underlying the option and exercisable with respect to the remaining 5,000 shares on April 30, 2006.

         At the Meeting, the Company's shareholders will be asked to approve the amendment to the 2002 Plan increasing the number of shares of Common Stock underlying stock options granted annually to non-employee directors to 10,000. Approval of the amendment requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting. The Board recommends a vote FOR the proposal to approve an increase in the number of shares of Common Stock underlying stock options granted annually to non-employee directors.

Description of the 2002 Plan

         The following is a summary of the 2002 Plan, as amended by the proposed amendments described above, and is qualified in its entirety by reference to its full text, a copy of which is attached to this Proxy Statement as Exhibit A.

General

         The 2002 Plan provides for the grant of options or other awards to employees, officers or directors of, or consultants to, the Company or its subsidiaries to acquire up to an aggregate of 1,250,000 shares of Common Stock. The 2002 Plan authorizes the Board to issue incentive stock options ("ISOs") as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that do not conform to the requirements of that Code section ("Non-ISOs"), reload options, stock appreciation rights ("SARs"), restricted stock, stock awards and other stock based awards. Directors who are not employees of the Company or any of its subsidiaries (i.e., Independent Directors) may only be granted Non-ISOs.

         The Compensation Committee administers the 2002 Plan and has full power and authority to take any and all actions deemed necessary or desirable for the proper administration of the 2002 Plan and the effectuation of its purposes. The Compensation Committee has authority to select those employees, officers and consultants whose performance it determines significantly promotes the success of the Company to receive discretionary awards under the 2002 Plan, grant the awards, interpret and determine all questions of policy with respect thereto and adopt rules, regulations, agreements and instruments deemed necessary for its proper administration.

Discretionary Awards

         Non-Qualified and Incentive Stock Options. Awards granted under the 2002 Plan may be ISOs or Non-ISOs. The exercise price of options granted under the 2002 Plan is set by the Compensation Committee and stated in an option agreement, but in no event may it be less than the fair market value of the Common Stock on the date of grant. The exercise price may be paid (i) in U.S. Dollars, (ii) by delivery of the Company's Common Stock, (iii) by a combination of the preceding methods or (iv) by such other methods as the Compensation Committee may deem appropriate. Options may also contain SARs permitting the recipient to receive the difference between the exercise price per share and the market value of such share on the date of surrender.

         Reload Options. A reload option gives the participant the right to purchase a number of shares of Common Stock equal to the number of shares of Common Stock surrendered to pay the exercise price and used to pay the withholding taxes applicable to an option exercise. Reload options do not increase the net equity position of a participant. Their purpose is to facilitate continued stock ownership in the Company by participants. Upon the exercise of an option granted under the 2002 Plan, the participant, at the discretion of the Committee, may receive a reload option on the terms, conditions and limitations determined by the Committee, from time to time, provided that the exercise price will not be less than the fair market value of the Common Stock at the time of grant.

         Restricted Stock. Awards of Common Stock granted under the 2002 Plan may be subject to forfeiture until such restrictions, terms and conditions as the Compensation Committee may determine are fulfilled.

         Dividend Equivalent Award. The Compensation Committee may grant an award that represents the right to receive a dividend or its equivalent in value in Common Stock, cash or a combination of both with respect to any new or previously existing award.

         Other Stock and Stock Based Awards. The Compensation Committee may grant Common Stock or other Common Stock based awards that are related to or similar to the awards described above.

Formula Awards

         The 2002 Plan provides that each director of the Company who is not then an employee (an "Independent Director"), shall be granted on April 30 of each year, a stock option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date. Such stock option shall be immediately exercisable as to 5,000 shares of Common Stock and exercisable with respect to the remaining 5,000 shares of Common Stock on the first anniversary of the date of grant. These options granted to Independent Directors expire on the earlier of the tenth anniversary of the date any such option was granted or the first anniversary of the date on which such director ceases to be a member of the Board.

Amendment and Termination

         The 2002 Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present or represented and entitled to vote at a duly held shareholders meeting.

         The Board may at any time terminate the 2002 Plan or from time to time amend or modify the 2002 Plan; provided however, that the Board cannot make any material amendments to the 2002 Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present or represented and entitled to vote at a duly held shareholders meeting.

         The 2002 Plan shall in all events terminate on June 30, 2012, unless sooner terminated by the Board or the Company's shareholders.

Federal Income Tax Consequences

         The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 2002 Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular person or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

         The 2002 Plan is not subject to any of the requirements of ERISA, nor is it qualified under Section 401(a) of the Code.

         Non-Incentive Stock Options. If a Non-ISO is granted in accordance with the terms of the 2002 Plan, no income will be recognized by the recipient at the time the option is granted. On exercise of a Non-ISO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the purchase price of such shares will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company (or one of its subsidiaries) in the year in which the holder recognizes the ordinary income. The disposition of shares acquired upon exercise of a Non-ISO will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the stock option.

         Incentive Stock Options. If an ISO is granted in accordance with the terms of the 2002 Plan, no income will be recognized by the recipient at the time the ISO is granted. On exercise of an ISO, the holder will generally not recognize any income and the Company (or one of its subsidiaries) will generally not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the holder to the alternative minimum tax or to an increase in such tax. The disposition of shares acquired upon exercise of an ISO will ordinarily result in long-term capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income and the Company (or one of its subsidiaries) will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the Common Stock on the date the ISO is so exercised over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

         Stock Appreciation Rights. The amount of any cash (or the fair market value of any Common Stock) received upon the exercise of SARs under the 2002 Plan will be includable in the holder's ordinary income and the Company (or one of its subsidiaries) will be entitled to a deduction for such amount.

         Restricted Shares. If restricted shares are awarded in accordance with the terms of the 2002 Plan, no income will be recognized by such holder at the time such award is made unless the holder makes the 83b election referred to below. A holder who is awarded restricted shares and does not make an 83b election will be required to include in his ordinary income, as compensation, the fair market value of such restricted shares upon the lapse of the forfeiture provisions applicable thereto, plus the amount of any dividend equivalents on such restricted shares, less any amount paid therefor. At the time the restricted shares are first issued, the holder may elect (an "83b election") to include in his ordinary income, as compensation, the fair market value of such restricted shares at the time of receipt, less any amount paid therefor. A holder who makes an 83b election will not recognize income at the time of the lapse of the forfeiture provisions. Absent the making of the 83b election, any cash dividends or other distributions paid with respect to restricted shares prior to the lapse of the applicable restriction will be includable in the holder's ordinary income as compensation at the time of receipt. In each case, the Company (or one of its subsidiaries) will be entitled to a deduction in the same amount as the holder realizes compensation income.

         Internal Revenue Code Section 162(m) Limitations. Under Section 162(m) of the Code, no deduction by the Company is allowed in any taxable year for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the Company's other four most highly paid executive officers who were serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock option plan (such as the 2002 Plan) approved by the Company's shareholders that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period.

Benefits under the 2002 Plan

         With the exception of formula awards granted to Independent Directors during the term of the 2002 Plan and subject to the limitations on the options that can be granted to any individual participant during the term of the 2002 Plan, the Compensation Committee has full discretion to determine the timing and recipients of any awards granted under the 2002 Plan and the number of shares subject to any such awards. The awards and benefits that will be granted to participants in the 2002 Plan are therefore not presently determinable except as described below.

         As disclosed above, assuming approval of Proposals Nos. 2 and 3, each of the Company's five non-employee directors (Herbert M. Gardner, James H. Feeney, Thomas E. Lachenman, Marc C. Particelli and John A. Ward, III), would be the holder of an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $3.39 (the fair market value of the Common Stock on April 30, 2005), with each such option exercisable immediately with respect to 5,000 of the shares underlying the option and exercisable with respect to the remaining 5,000 shares on April 30, 2006. The Company has no present plans to issue other awards under the 2002 Plan during its current fiscal year. However, the Company has customarily granted awards under the 2002 Plan to participants thereunder, including executive officers of the Company, at the discretion of the Board and/or the Compensation Committee. The Company expects to grant future awards under the 2002 Plan to participants thereunder, including executive officers of the Company, at the discretion of the Board and/or the Compensation Committee in accordance with the terms and conditions of the 2002 Plan.

                      Equity Compensation Plan Information

         The following table sets forth information with respect to equity compensation plans (including individual compensation arrangements) of the Company as of March 31, 2005.

                                     (a)                 (b)                  (c)
                                                                          Number
                                                                          of securities
                                                                          remaining
                                  Number                                  available for
                                  of securities       Weighted            future issuance
                                  to be issued        average             under equity
                                  upon exercise       exercise price      compensation plans
                                  of outstanding      of outstanding      (excluding securities
                                  options, warrants   options, warrants   reflected in
Plan category                     and rights          and rights          column (a))
-------------                     ---------------     ---------------     ---------------
Equity compensation
plans approved by
security holders (1)                    1,992,238     $          2.42              12,500

Equity compensation
plans not approved
by security holders ((2))                  81,532     $          3.68                --
                                  ---------------     ---------------     ---------------

       Total                            2,073,770     $          2.47              12,500
                                  ===============     ===============     ===============

(1) Includes options to purchase 737,500 shares of Common Stock granted under the 2002 Plan, options to purchase 1,152,375 shares of Common Stock granted under the Company's 1992 Stock Option Plan, and warrants to purchase 102,363 shares of Common Stock issued to Messrs. Benfield, Amershadian and Bernard in connection with the Company's merger with Health Image Media, Inc. in September 1995.

(2) Consists of warrants to purchase shares of Common Stock issued in 1997 to two persons, one of whom is a director of the Company, in connection with the Company's entry into a financial advisory services agreement.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. To the Company's knowledge, based solely on a review of the Forms 3, 4, and 5 submitted to the Company during and with respect to Fiscal 2005, there are no known failures to file a required Form 3, 4 or 5 and no known late filings of a required Form 3, 4 or 5 during Fiscal 2005 by any person required to file such forms with respect to the Company pursuant to Section 16 of the Exchange Act.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                             Performance Graphs for

                         COACTIVE MARKETING GROUP, INC.


         The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on March 31, 1999 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and a peer group index consisting of those public companies traded on an exchange and listed under the Standard Industry Classification (S.I.C.) Code 7311 for Advertising, and other related S.I.C. Codes. The peer group is made up of Omnicom Group, Inc., The Interpublic Group of Companies, Inc., Equity Marketing, Inc., Alloy, Inc., MDC Partners, Inc., Catalina Marketing Corporation, Havas and Valassis Communications, Inc. The comparisons in this table are required by the Securities and Exchange Commission. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.

                             [GRAPHIC CHART OMITTED]

                                      CMKG
                                    S&P 500
                                   Peer Index


                    Measurement Period (Fiscal Year Covered)

--------------------------- ------------ ------------ ------------ ------------- ------------ ------------
                              3/31/00      3/31/01      3/31/02      3/31/03       3/31/04      3/31/05
--------------------------- ------------ ------------ ------------ ------------- ------------ ------------
CMKG                            100          39           58            92           96           127
S & P 500                       100          77           77            57           75           79
Peer Group Index                100          92           79            53           74           84

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         BDO Seidman, LLP served as the Company's auditors for Fiscal 2004 and is expected to be selected to serve as the Company's auditors for Fiscal 2005. A representative of BDO is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if he desires to do so.


Principal Accounting Firm Fees

         The following table sets forth the aggregate fees billed to the Company for Fiscal 2005 and Fiscal 2004, by BDO Seidman, LLP:
                                                                       Fiscal    Fiscal
                                                                        2005      2004
                                                                      --------   --------
Audit Fees (for audit of annual financial statements
and review of quarterly financial statements)                         $237,000   $172,400
Audit-Related Fees                                                        ____       ____
Tax Fees (for federal, State and local tax compliance and planning)   $ 32,590   $ 40,585
All Other Fees                                                            ____       ____
         Total                                                        $269,590   $212,985
                                                                      ========   ========

Pre-Approval Policies and Procedures

         The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to the Company by its independent auditor. In accordance with that policy, the Audit Committee has approved of all of services rendered to the Company by BDO in Fiscal 2005 and has determined that the provision of non-audit services by BDO to the Company was compatible with maintaining the independence of BDO.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy, Annual Report on Form 10-K and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The solicitation of Proxies by mail may be supplemented by telephone by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. To be included in the proxy statement for the Company's Annual Meeting of Stockholders in 2006, stockholder proposals must be received by the Company at its principal executive office no later than April 4, 2006 and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company's Annual Meeting of Stockholders in 2006, such a proposal must be received by the Company after July 2, 2006 but no later than August 1, 2006. However, if the date of the Company's Annual Meeting of Stockholders in 2006 is more than 30 days earlier or more than 30 days later than the date of the immediately preceding Annual Meeting (i.e., prior to August 30, 2006 or after October 29, 2006), then notice must be received not later than the close of business on the earlier of the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of such meeting is made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting. All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the Secretary of the Company at 75 Ninth Avenue, New York 10011.

                                       By Order of the Board of Directors

                                       Donald A. Bernard
                                       Secretary

New York, New York
August 2, 2005

THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS), IS BEING MAILED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON AND UPON PAYMENT OF A FEE OF $3.00 PER EXHIBIT, A COPY OF ANY EXHIBIT TO THE ENCLOSED ANNUAL REPORT ON FORM 10-K. A LIST OF EXHIBITS IS SET FORTH IN SECTION IV OF THE ANNUAL REPORT ON FORM 10-K. REQUESTS FOR COPIES OF EXHIBITS SHOULD BE DIRECTED TO DONALD A. BERNARD, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, COACTIVE MARKETING GROUP, INC., 75 NINTH AVENUE, NEW YORK, NEW YORK 10011 (TELEPHONE: (516) 622-2800).

                                                                       EXHIBIT A
                                                                       ---------

                         COACTIVE MARKETING GROUP, INC.

                              AMENDED AND RESTATED
                          2002 LONG-TERM INCENTIVE PLAN

I.       Purpose

         The purpose of the CoActive Marketing Group, Inc. 2002 Long-Term Incentive Plan (the "Plan") is to attract, retain and motivate, and provide incentives to, employees, officers, directors and consultants of the Corporation, and to thereby increase overall shareholder value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants.

II. Definitions

         (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

         (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

         (c)      "Board" means the Board of Directors of the Corporation.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan or if no such committee is designated, the Board.

         (f) "Common Stock" means the common stock, $.001 par value, of the Corporation.

         (g) "Corporation" means CoActive Marketing Group, Inc., a Delaware corporation.

         (h) "Employee" means an employee of the Corporation or a Subsidiary.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value" means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

         (k) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

         (l) "Plan Year" means a twelve-month period beginning with April 1 of each year.

         (m)      "Reload Option" shall have the meaning set forth in Section
VI.A(c).

         (n) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III. Eligibility

         Any Employee, officer, director or consultant of the Corporation or Subsidiary selected by the Committee is eligible to receive an Award.

IV. Plan Administration

         (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

         (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

         (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the times at which any Award becomes exercisable.

V. Capital Stock Subject to the Provisions of this Plan

         (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section X, and subject to Section V(c) below, the total number of shares of Common Stock available for grants of Awards shall not exceed 1,250,000.

         (b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

         (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI. Awards Under This Plan

         A. Discretionary Awards As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

         (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

         (b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 750,000, subject to Section V above. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

         (c) Reload Options. If a Participant tenders shares of Common Stock to pay the exercise price of a stock option, and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes, the Participant may receive, at the discretion of the Committee, a new "Reload Option" equal to the sum of the number of shares tendered to pay the exercise price and the number of shares used to pay the withholding taxes. Reload Options may be any type of option permitted under the Plan and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee, from time to time. Reload Options may also be granted in connection with the exercise of options granted under any other plan of the Company which may be designated by the Committee, from time to time.

         (d) Stock Appreciation Right. A right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash (or its equivalent value in Common Stock) the excess of the Fair Market Value of a share of Common Stock on the date the right is surrendered over the option exercise price or other price specified in the Award Agreement.

         (e) Restricted Shares. The issuance of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

         (f) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

         (g) Stock Award. The issuance of Common Stock, which may be on a contingent basis, to a Participant.

         (h) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

         B. Formula Awards. Each member of the Board who is not then an Employee (an "Independent Director"), shall be granted on April 30 of each year, a stock option (which shall not comply with the requirements of Section 422 of the Code) to purchase 10,000 shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock on the such date. Such stock option shall be immediately exercisable as to 5,000 shares of Common Stock and exercisable with respect to the remaining 5,000 shares of Common Stock on the first anniversary of the date of grant. Options granted pursuant to this Section VI.B shall expire and cease to be of any force or effect on the earlier of the tenth anniversary of the date any such option was granted or the first anniversary of the date on which an optionee ceases to be a member of the Board.

VII.     Award Agreements

         Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

VIII. Other Terms and Conditions

         (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant.

         (b) Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

         (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

         (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

         (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

         (f)      Withholding. Except as otherwise provided by the Committee,
(i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

         (g) Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to options under this Plan in any single Plan Year is 300,000.

IX. Termination, Modification and Amendments

         (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

         (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

         (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X. Recapitalization

         The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and by each option award granted and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI.      No Right to Employment

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII.     Governing Law

         To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

XIII.    Savings Clause

         This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

XIV.     Effective Date and Term

         The effective date of this Plan is July 1, 2002. The Plan shall terminate on June 30, 2012. No awards shall be granted after the termination of the Plan.